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Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of the name Netherland, Sewell & Associates, Inc. and the inclusion of and reference to our report, or information contained therein, dated May 13, 2005, prepared for RIMCO Production Company, Inc. and presented in the Registration Statement on Form SB-2 of Whittier Energy Corporation for the filing dated on or about December 8, 2005.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:
Danny D. Simmons Executive Vice President

Houston, Texas December 8, 2005

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  Exhibit 23.6